Exhibit 5



                               Hunton & Williams
                              951 East Byrd Street
                            Richmond, Virginia 23219



                                                           File No.:  23679.34
                                                  Direct Dial:  (804) 788-8269

                               September 11, 1995


Board of Directors
Piedmont BankGroup Incorporated
200 East Church Street
Martinsville, Virginia  24112

                       Registration Statement on Form S-3


Ladies and Gentlemen:

      We are acting as counsel for Piedmont BankGroup Incorporated (the "Company") in connection with the registration under the Securities Act of 1933 of 441,923 shares (the "Shares") of its common stock, par value $5.00 (the "Common Stock"). The transaction in which the Common Stock will be issued is described in the Company's Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") today and relating to the Company's redemption of its 7% Subordinated Convertible Debentures Due 2011. In connection with the filing of the Registration Statement you have requested our opinion concerning certain corporate matters.

      In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company and certificates of its officers and of public officials as we have deemed necessary.

      Based upon the foregoing, we are of the opinion that:

      1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia.

      2. The Common Stock has been duly authorized and, when the shares have been issued as described in the Registration Statement, will be legally issued, fully paid and nonassessable.

      We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references to us in the Prospectus included therein.

                                    Very truly yours,